UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 19, 2017

EXELIXIS, INC. (Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.
South San Francisco, California 94080
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 19, 2017, Exelixis, Inc. (“Exelixis”) and Genentech, Inc. (“Genentech") entered into an amendment (the “Amendment”) to the existing Collaboration Agreement between the parties dated December 22, 2006, as previously amended (the “Collaboration Agreement”), pursuant to which Exelixis out-licensed the development and commercialization of COTELLIC® (cobimetinib) to Genentech. The Amendment was entered into in connection with the settlement of the arbitration (the “Settlement”) concerning claims asserted by Exelixis against Genentech related to its clinical development, pricing and commercialization of COTELLIC®, and cost and revenue allocations arising from COTELLIC®’s commercialization in the U.S. The Settlement included a mutual release of all claims arising out of or related in any way to the causes of actions and/or claims that were asserted or could have been asserted based on the facts alleged in the arbitration, which arbitration was dismissed with prejudice. No payments were made by either party in connection with the Settlement.

The Amendment sets forth the parties’ confirmation and agreement that Exelixis has exercised its co-promotion option and that, as such, Exelixis has the right to co-promote current and future Genentech combinations that include COTELLIC® in the U.S. Pursuant to the terms of the Amendment, Exelixis will continue to be entitled to a share of U.S. profits and losses received in connection with the commercialization of COTELLIC®, which share will continue to decrease as sales of COTELLIC® increase in accordance with the profit share tiers as originally set forth in the Collaboration Agreement. However, effective as of July 1, 2017, the revenue for each sale of COTELLIC® applied to the profit and loss statement for the COTELLIC® Collaboration Agreement (the "Collaboration P&L") will be calculated using the average of the quarterly net selling prices of COTELLIC® and any additional branded Genentech product(s) prescribed with COTELLIC® in such sale. While Exelixis will also continue to share U.S. commercialization costs for COTELLIC®, the Amendment expressly sets forth that the amount of commercialization costs Genentech is entitled to allocate to the Collaboration P&L will be reduced based on the number of combinations with Genentech products. The Amendment also provides for more detailed communication requirements for the parties related to COTELLIC® research, development and commercialization activities and clarifies meeting and escalation procedures for the joint steering committee and the joint commercialization committee, each a body established under the Collaboration Agreement to coordinate activities with respect to COTELLIC®. Exelixis and Genentech previously entered into a settlement term sheet on June 8, 2017, setting forth the material terms of the Amendment, which term sheet was superseded in its entirety by the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment. Exelixis intends to file a copy of the Amendment as an exhibit to Exelixis’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 or, if filed later, no later than as an exhibit to Exelixis’ Quarterly Report on Form 10-Q for the quarter ending September 29, 2017.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements related to continuing activities under the Collaboration Agreement, Exelixis continuing to be entitled to a share of U.S. profits and losses received in connection with commercialization of COTELLIC®, and the potential for increased COTELLIC® sales. Words such as “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Exelixis’ current plans, assumptions, beliefs and expectations. Forward-looking statements involve risks and uncertainties. Exelixis’ actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: Exelixis’ dependence on its relationship with Genentech with respect to COTELLIC® and ability to maintain its rights under the Collaboration Agreement; the degree of market acceptance of COTELLIC® and the availability of coverage and reimbursement for COTELLIC®; the risk that unanticipated developments could adversely affect the commercialization of COTELLIC® and/or the parties’ willingness to perform their respective obligations under the Collaboration Agreement; Genentech’s ability to conduct clinical trials of COTELLIC® sufficient to achieve a positive completion; risks related to the potential failure of COTELLIC® to demonstrate safety and efficacy in clinical testing; market competition; and changes in economic and business conditions. These and other risk factors are discussed under “Risk Factors” and elsewhere in Exelixis’ quarterly report on Form 10-Q filed with the SEC on May 1, 2017, and in Exelixis’ future filings with the SEC. Exelixis expressly disclaims any duty, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Exelixis’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

July 20, 2017	/s/ JEFFREY J. HESSEKIEL
Date	Jeffrey J. Hessekiel
Executive Vice President, General Counsel and Secretary